                                                               EXHIBIT (2)(a)(2)

                                     AMENDED
                            ARTICLES OF INCORPORATION
                                       OF
                             THE THAILAND FUND, INC.

FIRST: I, the incorporator, Warren J. Olsen, whose post office address is 250
Park Avenue, New York, New York 10177, being at least eighteen years of age, am, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporation, forming a corporation.

SECOND: The name of the corporation (hereinafter called the "Corporation") is
THE THAI FUND, INC.

THIRD: The purpose for which the Corporation is formed is to act as a closed-end, diversified investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment
Company Act of 1940 and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General
Laws of the State of Maryland now or hereafter in force.

FOURTH: The post office address of the place at which the principal office of the Corporation in the State of Maryland is located is c/o The Corporation Trust
Incorporated, 32 South Street, Baltimore, Maryland 21202.

          The name of the Corporation's resident agent is The Corporation Trust
Incorporated, and its post office address is 32 South Street, Baltimore,
Maryland 21202. Said resident agent is a corporation of the State of Maryland.

FIFTH: Section 1. The total number of shares of stock which the Corporation has authority to issue is 30,000,000 shares of common stock of the par value of
$0.01 each, all of one class, having an aggregate par value of $300,000.

          Section 2. The presence in person or by proxy of the holders of record of one-third of the shares of common stock issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in these
Articles of Incorporation.

          Section 3. Notwithstanding any provision of the General Laws of the
State of Maryland requiring action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the shares of common stock, such action shall be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares of common stock outstanding and entitled to vote thereupon pursuant to the provisions of these Articles of Incorporation.

          Section 4. No holder of shares of common stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any shares of the common stock of the Corporation of any class which it may issue or sell.

          Section 5. All persons who shall acquire common stock in the
Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

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SIXTH: The initial number of directors of the Corporation shall be three, and the names of those who shall act as such until the first annual meeting and until their successors are duly elected and qualify are as follows: Barton M.
Biggs, Christopher Petrow and Stephen B. Wells. However, the By-Laws of the
Corporation may fix the number of directors at a number other than three and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors within a limit specified in the By-Laws, provided that in no case shall the number of directors be less than three, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-Laws of the
Corporation, the directors of the Corporation need not be stockholders.

          The By-Laws of the Corporation may divide the Directors of the
Corporation into classes and proscribe the tenure of office of the several classes; but no class shall be elected for a period shorter than that from the time of the election of such class until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a longer period than five years, and the term of office of at least one class shall expire each year.

SEVENTH: Section 1. All corporate powers and authority of the Corporation
(except as at the time otherwise provided by statute, by these Articles of
Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

          Section 2. The Board of Directors shall have the power to adopt, alter or repeal the By-Laws of the Corporation except to the extent that the By-Laws otherwise provide.

          Section 3. The Board of Directors shall have the power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation
(other than the stock ledger) or any of them shall be open to the instruction of stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation except to the extent permitted by statute or the By-Laws.

          Section 4. The Board of Directors shall have the power to determine, or provided herein, or if provision is not made herein, in accordance with generally accepted accounting principles, what constitutes net income, total assets and the net asset value of the shares of Common Stock of the Corporation.

          Section 5. The Board of Directors shall have the power to distribute dividends from the funds legally available therefor in such amounts, if any, and in such manner to the stockholders of record as of a date, as the Board of
Directors may determine.

EIGHTH: Section 1. Provided that reasonable care has been exercised in the selection of the officers, other employees, investment advisors and managers, distributors, underwriters, selling agents, custodians, dividend disbursing agents, transfer agents and registrars, legal counsel, auditors, and other agents of the Corporation, no director of the Corporation shall be responsible or liable in any event for any neglect or wrong-doing of any of the same, nor shall any director be responsible or liable for the act or omission to act of any other director.

          Section 2. Each officer or director or member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account of or reports made to the Corporation by any of its officials or by an independent public accountant or by an appraiser selected with reasonable care by the Board of
Directors or by any such committee and in relying in good faith upon other records of the Corporation.

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          Section 3. The Corporation shall indemnify its directors and officers to the fullest extent allowed, and in the manner provided, by Maryland law, including the advancing of expenses incurred in connection therewith. Such indemnification shall be in addition to any other right or claim to which any director or officer may otherwise be entitled. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the
Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have had the power to indemnify such liability.

          Section 4. Nothing in this Article protects or purports to protect, any director or officer against any liability to the Corporation or its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

          Section 5. Each section or portion thereof of this Article shall be deemed severable from the remainder, and the invalidity of any such section or portion shall not affect the validity of the remainder of this Article.

NINTH: The duration of the Corporation shall be perpetual.

TENTH: From time to time any of the provisions of these Articles of
Incorporation may be amended, altered or repealed (including any amendment that changes the terms of any of the outstanding stock by classification, reclassification or otherwise), and other provisions that may, under the statutes of the State of Maryland at the time in force, be lawfully contained in articles of incorporation may be added or inserted, upon the vote of the holders of a majority of the shares of common stock of the Corporation at the time outstanding and entitled to vote, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are subject to the provisions of this Article X.

                                   ----------

     The term "Articles of Incorporation" as used herein and in the By-Laws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended and restated.

     IN WITNESS WHEREOF, I have signed these amended articles of incorporation on this second day of September, 1987.

                                        /s/ Warren J. Olsen
                                        ----------------------------------------
                                        Warren J. Olsen

Witness:

/s/ Mary McMillan
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     THE UNDERSIGNED Incorporator of THE THAI FUND, INC. who executed the foregoing amended Articles of Incorporation of which this Certificate is made a part, hereby acknowledges the same to be his Act and further acknowledges that, to the best of his knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

September 2, 1987

                                        /s/ Warren J. Olsen
                                        ----------------------------------------
                                        Warren J. Olsen

/s/ Mary McMillan
-------------------------------------

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